UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 21, 2018

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01            Changes in Registrant’s Certifying Accountant

On February 21, 2018, the Board of Directors of Ameri Metro Inc. (the “Company”) received an SEC correspondence concerning Weinberg and Baer LLC (“WB”).

This was concerning the Alan Weinberg, CPA and Weinberg & Baer LLC (“WB”), which at the time was the Company’s independent registered public accounting firm. The Company found that that this was unacceptable to continue with the engagement of WB. Therefore, the Company disengaged WB.

The Board of Directors actively researched new auditors to act as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2017.

During the Company’s period ended April 30, 2017 and its fiscal year end July 31, 2017 and the subsequent interim period through the date of resignation (February 27, 2018), there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with WB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WB, would have caused it to make reference to the subject matter of the disagreements in connection with its report. None of the “reportable events” set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which WB served as the Company’s principal independent accountants. None of WB’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2016 and 2017 contained an adverse opinion or a disclaimer of opinion and none were qualified or modified as to uncertainty, audit scope or accounting principles

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided WB with a copy of this disclosure and requested that WB furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether WB agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of WB’s letter dated as of April 8, 2018, is filed as Exhibit 16.1 hereto

During the Company’s fiscal years ended July 31, 2016 and 2017, and the subsequent interim period through February 27, 2018, the Company has engaged GBH CPAs, PC 6002 Rogerdale Road, Suite 300 Houston, Texas 77072, David A Grossman CPA Shareholder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 11, 2018

Ameri Metro, Inc. /s/ Debra Mathias —————————————— By: Debra Mathias Title: Chief Executive Officer

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